UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018 (February 5, 2018)

Worldpay, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, Deanna Oppenheimer resigned from the Board of Directors (the “Board”) of Worldpay, Inc. (the “Company”).

Ms. Oppenheimer’s decision to resign from the Board is the result of her appointment as the Non-Executive Chair of Hargreaves Lansdown plc, a financial services company based in Bristol, United Kingdom, and is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: February 6, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Corporate Secretary

3